UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of earliest event reported: April 3, 2003

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's' telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419
State or other jurisdiction of incorporation or organization: Florida

Item 5. Other Events

Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

Directors

H. Jesse Arnelle Mr. Arnelle, 69, is of counsel to Womble, Carlyle, Sandridge & Rice, a North Carolina-based law firm. He is a director of Armstrong World Industries, Inc., Eastman Chemical Company, Gannett Corporation, Textron, Inc., Waste Management, Inc., and Metropolitan Series Fund, Inc. He served from 1992 to 1997 as vice-chairman and from 1997 to 1998 as chairman of the Pennsylvania State University Board of Trustees. Mr. Arnelle has been a director of FPL Group since 1990.

Sherry S. Barrat Mrs. Barrat, 53, is chairman and chief executive officer of Northern Trust Bank of California, N.A. Prior to being elected to that office in January 1999, she was president of Northern Trust Bank of Florida's Palm Beach Region. She also serves on the boards of The Employers Group, the Childrens Hospital of Los Angeles, The Los Angeles World Affairs Council, The Anderson School at UCLA Board of Visitors, California State University/Northridge Foundation, the Los Angeles Sports and Entertainment Commission, Town Hall and Blue Ribbon at the Los Angeles Music Center. Mrs. Barrat has been a director of FPL Group since 1998.

Robert M. Beall, II Mr. Beall, 59, is chairman and chief executive officer of Beall's, Inc., the parent company of Beall's Department Stores, Inc., and Beall's Outlet Stores, Inc., which operate retail stores located from Florida to California. Mr. Beall is a director of Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also past chairman of the Florida Chamber of Commerce and a member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

J. Hyatt Brown Mr. Brown, 65, is chairman and chief executive officer of Brown & Brown, Inc., an insurance broker based in Daytona Beach and Tampa, Florida. He is a director of SunTrust Banks, Inc., BellSouth Corporation, Rock-Tenn Company, SCPIE Holdings, and the International Speedway Corporation. Mr. Brown is a former member of the Florida House of Representatives and served as Speaker of the House from 1978 to 1980. He is a member and past chairman of the Board of Trustees of Stetson University. Mr. Brown has been a director of FPL Group since 1989.

James L. Camaren Mr. Camaren, 48, is chairman and chief executive officer of Utilities, Inc., one of the largest investor-owned water utilities in the United States until March 2002, when it was acquired by Nuon, a Dutch company. He joined the company in 1987 and served as vice president of business development, executive vice president, and vice chairman, becoming chairman and chief executive officer in 1996. Mr. Camaren has been a director of FPL Group since October 2002.

Armando M. Codina Mr. Codina, 56, is chairman and chief executive officer of Codina Group, Inc., a real estate development company based in Coral Gables, Florida. He has served in that capacity with Codina Group, Inc. and its predecessors since 1979. He is a director of AMR Corporation, BellSouth Corporation and General Motors Corporation. He also serves as chairman emeritus of the Board of Trustees of Florida International University. Mr. Codina has been a director of FPL Group since 1994.

Willard D. Dover Mr. Dover, 72, has been a principal of the Fort Lauderdale law firm of Niles, Dobbins, Meeks, Raleigh & Dover since 1998. For 40 years prior thereto he was a member of the law firm of Fleming, O'Bryan & Fleming, P.A. He is a former chairman of the Florida Council of 100 and of the Florida Council of Economic Education. He has previously served as a trustee of the Nova Southeastern University Law Center and Florida Atlantic University Foundation, Inc. and as chairman of the Florida Atlantic Research and Development Authority. Mr. Dover has been a director of FPL Group since 1989.

Alexander W. Dreyfoos, Jr. Mr. Dreyfoos, 71, is the owner and chairman of the Dreyfoos Group of companies. These include Photo Electronics Corporation, a developer of electronic equipment for the photographic industry, which he founded in 1963, and the Sailfish Marina, a marina-motel. He serves as chairman of the Raymond F. Kravis Center for the Performing Arts and a trustee of M.I.T. Corporation. He is a founding member and former chairman, and now an honorary member, of the Economic Council of Palm Beach County. Mr. Dreyfoos has been a director of FPL Group since 1997.

Paul J. Evanson Mr. Evanson, 61, became the president of Florida Power & Light Company, FPL Group's principal subsidiary, and a director of FPL Group in 1995 after having served as vice president, finance, and chief financial officer of FPL Group and senior vice president, finance, and chief financial officer of Florida Power & Light Company since 1992. Prior to that, he was president and chief operating officer of Lynch Corporation, a diversified holding company. Mr. Evanson is a director of Florida Power & Light Company and Lynch Interactive Corporation.

Lewis Hay III Mr. Hay, 47, became a director, president and chief executive officer of FPL Group in June 2001, and chairman of FPL Group and chairman and chief executive officer of Florida Power & Light Company, in January 2002. He joined FPL Group in 1999 as vice president, finance and chief financial officer. From March 2000 until December 2001 he served as president of FPL Group's non-utility power generation subsidiary, FPL Energy, LLC. From May 1999 to July 1999 he was President of LSME Acquisition Co., LLC, a specific purpose acquisition company. Prior to that, Mr. Hay was executive vice president and chief financial officer of U.S. Foodservice, Inc., a food service distributor. He is a director of Florida Power & Light Company and Harris Corporation.

Frederic V. Malek Mr. Malek, 66, has been chairman of Thayer Capital Partners, a merchant bank, since 1993. Mr. Malek was formerly the president and vice chairman, successively, of Northwest Airlines, Inc., and prior to that was president of Marriott Hotels and Resorts. He served as campaign manager for Bush/Quayle `92. Mr. Malek also served in several U.S. government positions, including deputy director of the Office of Management and Budget. He is a director of Aegis Communications Group, Inc., American Management Systems, Inc., Automatic Data Processing Corporation, Inc., CB Richard Ellis, the Federal National Mortgage Association (Fannie Mae), Manor Care, Inc., Northwest Airlines, Inc., and 22 investment companies in the Brinson fund complex. Mr. Malek has been a director of FPL Group since 1987.

Paul R. Tregurtha Mr. Tregurtha, 67, is chairman and chief executive officer of Mormac Marine Group, Inc., a maritime company, and of Moran Transportation Company, a tug/barge enterprise. He is also vice chairman of Interlake Steamship Company and Lakes Shipping Company. Mr. Tregurtha previously served as chairman, chief executive officer, president and chief operating officer of Moore McCormack Resources, Inc., a natural resources and water transportation company. Mr. Tregurtha is a director of Teachers Insurance and Annuity Association and Fleet Boston Financial Corporation. Mr. Tregurtha has been a director of FPL Group since 1989.

Frank G. Zarb Mr. Zarb, 68, is chairman of Frank Zarb Associates, LLC, a consulting firm to the financial industry, and a managing director of Hellman & Friedman, LLC, a private equity investment firm. He served as the chairman and chief executive officer of the National Association of Securities Dealers, Inc. from February 1997 until October 2000 and The Nasdaq Stock Market, Inc. from February 1997 until January 2001 and as chairman of those organizations until September 2001. From 1994 to January 1997 he was chairman, president and chief executive officer of Alexander & Alexander Services, Inc., a worldwide insurance brokerage and professional services consulting firm. He served in senior posts with seven U.S. Presidents, including the Federal Energy Administration (Energy Czar) in the Ford Administration. He is a director of American International Group, Inc. Mr. Zarb has been a director of FPL Group since August 2002.

Common Stock Ownership of Management and Others

The following table indicates how much FPL Group Common Stock is beneficially owned by (a) each person known by FPL Group to own 5% or more of the Common Stock, (b) each of FPL Group's directors and each executive officer named in the Summary Compensation Table, and (c) the directors and all FPL Group executive officers as a group.

Principal Shareholders:		Number of Shares(a)

	Fidelity Management Trust Company 82 Devonshire Street Boston, Massachusetts 02109	14,728,851	(b)

	Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	15,283,356	(c)
Directors and Executive Officers:

	H. Jesse Arnelle	13,488	(d)(e)(g)
	Sherry S. Barrat	8,636	(d)(g)
	Robert M. Beall, II	9,483	(e)(g)
	J. Hyatt Brown	17,445	(e)(g)(i)
	James L. Camaren	5,400	(g)
	Armando M. Codina	17,346	(d)(e)(g)
	Dennis P. Coyle	190,341	(f)(g)(h)(i)
	Moray P. Dewhurst	75,116	(d)(f)(g)(h)
	Willard D. Dover	9,634	(e)(g)
	Alexander W. Dreyfoos, Jr.	13,838	(d)(g)
	Paul J. Evanson	294,258	(d)(f)(g)(h)
	Lewis Hay III	256,026	(d)(f)(g)(h)
	Frederic V. Malek	8,426	(e)(g)
	James L. Robo	40,223	(f)(g)(h)
	Paul R. Tregurtha	10,712	(d)(e)(g)
	Frank G. Zarb	2,900	(g)
	All directors and executive officers as a group	1,365,067	(d)(e)(f)(g)(h)(i)(j)
_____________________
(a)	Information is as of February 13, 2003, except as indicated. Unless otherwise indicated, each person has sole voting and sole investment power.
(b)

Represents 8.1% of the Common Stock outstanding; shares held as Trustee under the Florida Power & Light Company Master Thrift Plan Trust. The Trustee disclaims beneficial ownership of such securities. Shares are voted by the Trustee in accordance with instructions of the participants to whose accounts such shares are allocated, and a proportionate number of shares which are held in the plans but not yet allocated to participants are voted in accordance with such instructions. Leveraged ESOP shares held in the plans which have been allocated to participants' accounts, but for which voting instructions are not received, are voted by the Trustee in the same proportions as those shares which have been voted by participants.

(c)

Represents 8.4% of the Common Stock outstanding. This information has been derived from Schedule 13G/A of Wellington Management Company, LLP ("WMC"), filed with the Securities and Exchange Commission on February 12, 2003. All shares are owned of record by clients of WMC, which reported shared voting power over 8,308,439 shares and shared dispositive power over 15,283,356 shares.

(d)

Includes 4,154; 9,859; 5,353; 6,238; 72,287; 1,600; 217; and 4,436 share units for Messrs. Arnelle, Codina, Dewhurst, Dreyfoos, Evanson, Hay and Tregurtha, and Mrs. Barrat, respectively, and a total of 147,235 share units for all directors and executive officers as a group, under deferred compensation plans. Such units have no voting rights.

(e)

Includes 4,947; 2,963; 4,095; 2,487; 5,734; 4,426; and 4,495 share units for Messrs. Arnelle, Beall, Brown, Codina, Dover, Malek and Tregurtha, respectively, and a total of 29,147 share units for all directors and executive officers as a group, granted in connection with the termination of the FPL Group, Inc. Non-Employee Director Retirement Plan. Such units have no voting rights and are subject to forfeiture upon retirement from the Board before age 65.

(f)

Includes 5,861; 523; 7,855; 2,239; and 88 phantom shares for Messrs. Coyle, Dewhurst, Evanson, Hay and Robo, respectively, and a total of 20,803 phantom shares for all directors and executive officers as a group, credited to a Supplemental Matching Contribution Account under the Supplemental Executive Retirement Plan. Phantom shares have no voting rights.

(g)

Includes 12,500; 23,334; 15,625; 25,416; and 15,000 shares of restricted stock held by Messrs. Coyle, Dewhurst, Evanson, Hay, and Robo, respectively; 3,000 shares of restricted stock held by each of Messrs. Arnelle, Beall, Brown, Codina, Dover, Malek and Tregurtha; 3,200 shares of restricted stock held by each of Mrs. Barrat and Mr. Dreyfoos; 900 shares of restricted stock held by each of Messrs. Camaren and Zarb; and a total of 188,411 shares of restricted stock held by all directors and executive officers as a group, as to which each person has voting power, but not investment power.

(h)

Includes options held by Messrs. Coyle, Dewhurst, Evanson, Hay and Robo, to purchase 116,667; 41,667; 175,000; 191,667; and 25,000 shares, respectively, and options to purchase a total of 745,003 shares for all directors and executive officers as a group.

(i)

Includes 350 shares owned by children of Mr. Brown who are over 21 years of age, as to which Mr. Brown disclaims beneficial ownership; 25 shares owned by Mr. Coyle's wife, as to which Mr. Coyle disclaims beneficial ownership; and 20,610 shares owned by Coyle Holdings Limited Partnership, as to which Mr. Coyle disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(j)	Less than 1% of the Common Stock outstanding.

Certain Relationships and Related Transactions

Mr. Malek is a managing partner in TC Equity Partners IV, LLC, which is the general partner of Thayer Equity Investors IV, L.P., a private-equity investment fund. Iconixx Corporation is a portfolio investment of Thayer Equity Investors IV, L.P., which owns a 98% interest in Iconixx. In 2002, Florida Power & Light Company entered into an agreement with Iconixx to enhance a transaction management system in the Energy Marketing and Trading division, and paid Iconixx $1,027,650 in 2002 in connection with that agreement. Also in 2002, FPL Energy Power Marketing, Inc. ("PMI"), an indirect subsidiary of the Company, entered into an agreement with Iconixx to integrate data from external sources into the PMI data warehouse, and paid $253,100 in 2002 in connection with that agreement. Both Iconixx agreements ended in 2002. In determining Mr. Malek's independence, the Board considered, among other things, that Mr. Malek's position is not with the companies that have the business relationships with the Company, that his compensation from TC Equity Partners IV, LLC is not based upon or affected by the revenue or net income received by Iconixx from FPL Group and its subsidiaries, and that the revenue Iconixx received from the FPL Group subsidiaries was not paid to or consolidated into the results of Thayer Equity Investors IV and represents less than 1% of the total revenue of Thayer Equity Investors IV, L.P.

Director Compensation

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $32,000 plus 700 shares of restricted Common Stock. Non-employee committee chairpersons receive an additional annual retainer of $4,000. A fee of $1,300 is paid to non-employee directors for each Board or committee meeting attended. Newly-elected non-employee directors are awarded 200 shares of restricted Common Stock when they join the Board.

Effective November 1, 1996, FPL Group's Non-Employee Director Retirement Plan was terminated. Retirement benefits of non-employee directors in office in 1996 and not retiring at or prior to the 1997 annual shareholders' meeting were converted to share units of FPL Group Common Stock. Such directors will be entitled to payment of the then current value of these share units upon ending service as a Board member at or after age 65.

Non-employee directors are covered by travel and accident insurance while on FPL Group business. Total premiums attributable to such directors amounted to $2,363 for 2002.
Executive Compensation

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group, Florida Power & Light Company ("FPL"), or FPL Energy, LLC at December 31, 2002.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awards(a)	Securities Underlying Options (#)	LTIP Payouts(b)	All Other Compensa- tion(c)

Lewis Hay III (d)	2002	$880,000	$1,116,720	$20,215	$592,200	75,000	$907,496	$22,097
Chairman, President and CEO of	2001	607,550	1,053,932	15,376	1,942,200	200,000	-	16,869
FPL Group and Chairman and	2000	423,000	449,300	14,099	-	-	6,696,320	15,661
CEO of FPL

Paul J. Evanson	2002	724,200	663,700	14,986	493,500	75,000	1,937,523	11,643
President of FPL	2001	693,000	1,652,207	11,113	1,157,250	150,000	-	11,174
	2000	660,000	660,700	11,105	-	-	10,395,654	8,544

Moray P. Dewhurst (e)	2002	452,000	425,800	16,594	263,200	50,000	408,053	9,715
Vice President, Finance and	2001	181,100	406,404	25,121	1,107,000	100,000	-	2,555
Chief Financial Officer of FPL	2000	-	-	-	-	-	-	-
Group and Senior Vice
President, Finance and Chief
Financial Officer of FPL

Dennis P. Coyle	2002	484,600	305,300	15,717	394,800	50,000	1,001,200	10,051
General Counsel and	2001	463,700	855,736	12,485	925,800	100,000	-	9,277
Secretary of FPL	2000	442,500	334,100	9,146	-	-	6,349,587	8,512
and FPL Group

James L. Robo (f)	2002	279,615	391,400	37,752	592,000	75,000	-	22,763
President of FPL Energy, LLC	2001	-	-	-	-	-	-	-
_____________________
(a)

At December 31, 2002, Mr. Hay held 29,166 shares of restricted common stock with a value of $1,753,752, of which 11,250 shares were granted in 2002 and 17,916 were granted in 2001 and vest as to 18,333 shares in 2003, 7,083 shares in 2004, and 3,750 shares in 2005; Mr. Evanson held 18,750 shares of restricted common stock with a value of $1,127,438, of which 9,375 shares were granted in each of years 2002 and 2001 and vest as to 12,500 shares in 2003 and 3,125 shares in each of years 2004 and 2005; Mr. Dewhurst held 20,000 shares of restricted common stock with a value of $1,202,600, of which 5,000 shares were granted in 2002 and 15,000 shares were granted in 2001 and vest as to 6,666 shares in 2003 and 6,667 shares in each of years 2004 and 2005; Mr. Coyle held 15,000 shares of restricted common stock with a value of $901,950, of which 7,500 shares were granted in each of years 2002 and 2001 and vest as to 10,000 shares in 2003 and 2,500 shares in each of years 2004 and 2005; and Mr. Robo held 10,000 shares of restricted common stock with a value of $601,300 which were granted in 2002 and vest as to 3,334 shares in 2003 and 3,333 shares in each of years 2004 and 2005. Dividends at normal rates are paid on restricted common stock.

(b)

For 2002, payouts of vested shareholder value awards were made in cash and payouts of vested performance share awards were made in a combination of cash (for payment of income taxes) and shares of FPL Group common stock, valued at the closing price on the date payouts were approved. Messrs. Evanson and Dewhurst deferred their performance share award payouts under FPL Group's Deferred Compensation Plan. For 2001, payouts were based on a performance period of one fiscal year and, in accordance with SEC rules, are reported for 2001 under the "Bonus" column of this table. For 2000, upon a change of control as defined in the FPL Group, Inc. Long Term Incentive Plan 1994, on December 15, 2000, all performance criteria of performance-based awards, restricted stock and other stock-based awards held by executive officers were deemed fully achieved, and all such awards were deemed fully earned and vested. The performance criteria of performance-based awards were waived and the awards were paid out using an assumption of maximum performance for Messrs. Hay, Evanson and Coyle.

(c)

For 2002, represents employer matching contributions to thrift plans of $6,211 for Mr. Robo and $9,500 for each of the other named officers, and employer contributions for life insurance as follows: Mr. Hay $12,597, Mr. Evanson $2,143, Mr. Dewhurst $215, Mr. Coyle $551, and Mr. Robo $6,552. For Mr. Robo, also includes $10,000 moving expense incentive.

(d)

Mr. Hay joined FPL Group in July 1999 as Vice President, Finance and Chief Financial Officer of FPL Group and Senior Vice President, Finance and Chief Financial Officer of FPL. He served as President of FPL Energy, LLC from March 2000 to December 2001 and was elected President and Chief Executive Officer of FPL Group on June 11, 2001. He was elected Chairman of the Board of FPL Group and FPL and Chief Executive Officer of FPL on January 1, 2002.

(e)							Mr. Dewhurst was appointed Vice President, Finance and Chief Financial Officer of FPL Group and Senior Vice President, Finance and Chief Financial Officer of FPL in July 2001.
(f)							Mr. Robo joined FPL Group in March 2002 as Vice President, Corporate Development and Strategy and was appointed President of FPL Energy, LLC in July 2002.
Long Term Incentive Plan Awards

In 2002, performance share awards, shareholder value awards, and non-qualified stock option awards under FPL Group's Amended and Restated Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following tables.

Performance Share Awards

Name		Number of Shares (#)	Performance Period Until Payout			Estimated Future Payouts Under Non-Stock Price-Based Plans

					Target #		Maximum #

Lewis Hay III		18,705	1/1/02	-	12/31/05	18,705	29,928
Paul J. Evanson		9,796	1/1/02	-	12/31/05	9,796	15,674
Moray P. Dewhurst		5,241	1/1/02	-	12/31/05	5,241	8,386
Dennis P. Coyle		5,619	1/1/02	-	12/31/05	5,619	8,990
James L. Robo		3,538	1/1/02	-	12/31/05	3,538	5,661

The performance share awards in the preceding table are, under normal circumstances, payable at the end of the performance period indicated. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 2002 Annual Incentive Plan performance indicators is included in the Compensation Committee Report herein. The performance share award payouts for the performance period ending December 31, 2002 are included in the Summary Compensation Table herein in the column entitled "LTIP Payouts."

Shareholder Value Awards

Name		Number of Shares (#)	Performance Period Until Payout			Estimated Future Payouts Under Non-Stock Price-Based Plans

						Target #	Maximum #

Lewis Hay III		12,754	1/1/02	-	12/31/04	12,754	20,406
Paul J. Evanson		8,397	1/1/02	-	12/31/04	8,397	13,435
Moray P. Dewhurst		3,930	1/1/02	-	12/31/04	3,930	6,288
Dennis P. Coyle		4,214	1/1/02	-	12/31/04	4,214	6,742
James L. Robo		2,358	1/1/02	-	12/31/04	2,358	3,773

The shareholder value awards in the preceding table are, under normal circumstances, payable at the end of the performance period indicated. The amount of the payout is determined by multiplying the participant's target number of shares by a factor derived by comparing the annual total shareholder return of FPL Group (price appreciation or depreciation of FPL Group Common Stock plus dividends) to the total shareholder return of the Standard & Poor's Electric Companies Index companies over the performance period. The payout may not exceed 160% of targeted awards. The shareholder value award payouts for the performance period ended December 31, 2002, which were at the maximum payout level, are listed in the Summary Compensation Table herein in the column entitled "LTIP Payouts."

Option Grants in Last Fiscal Year

	Individual Grants

Name	Number of Securities Underlying Options Granted (#) (a)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Share)		Expiration Date	Grant Date Present Value ($) (b)

Lewis Hay III		75,000	4.5%		$52.64		2/11/2012	$670,500
Paul J. Evanson		75,000	4.5%		52.64		2/11/2012	670,500
Moray P. Dewhurst		50,000	3.0%		52.64		2/11/2012	447,000
Dennis P. Coyle		50,000	3.0%		52.64		2/11/2012	447,000
James L. Robo		75,000	4.5%		59.20		2/11/2012	807,000
_____________________
a)

Options granted are non-qualified stock options. All stock options will become exercisable one-third per year and be fully exercisable after three years. All options were granted at an exercise price per share of 100% of the fair market value of FPL Group common stock on the date of grant.

(b)

The hypothetical values shown were calculated using the Black-Scholes option pricing model, based on the following assumptions. For Mr. Robo's option grant, the volatility rate is equal to 19.15% and the dividend yield (representing the current per share annualized dividends divided by the annualized fair market value of the common stock) is equal to 4.03%. For all other options, the volatility rate is equal to 19.16% and the dividend yield is equal to 4.05%. The risk-free interest rate is equal to the interest rate on a U.S. Treasury zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise of seven years (for Mr. Robo's option grant, 5.46%, and for all other options, 4.93%). The values do not take into account risk factors such as non-transferability or risk of forfeiture.

The preceding table sets forth information concerning individual grants of common stock options during fiscal year 2002 to the executive officers named in the Summary Compensation Table. Such awards are also listed in the Summary Compensation Table herein in the column entitled "Securities Underlying Options."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-The-Money Options at Fiscal Year-End ($)

Name				Exercisable	Unexercisable	Exercisable		Unexercisable

Lewis Hay III	0		0	91,667	183,333		$79,668	$721,082
Paul J. Evanson	0		0	75,000	150,000		0	561,750
Moray P. Dewhurst	0		0	25,000	125,000		119,500	733,000
Dennis P. Coyle	0		0	50,000	100,000		0	374,500
James L. Robo	0		0	0	75,000		0	69,750

The preceding table sets forth information, with respect to the named officers, concerning the exercise of stock options during the fiscal year and unexercised options held at the end of the fiscal year. The named officers did not exercise any stock options during 2002. All the exercisable and unexercisable options shown in the preceding table were granted in 2001 and 2002. At December 31, 2002, the fair market value of the underlying securities (based on the closing share price of FPL Group common stock reported on the New York Stock Exchange) was $60.13 per share, and did not exceed the exercise price of the options, except for (i) 16,667 and 25,000 exercisable options held by Messrs. Hay and Dewhurst, respectively, and (ii) 108,333; 75,000; 125,000; 50,000; and 75,000 unexercisable options held by Messrs. Hay, Evanson, Dewhurst, Coyle and Robo, respectively.

Retirement Plans

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan (SERP). The FPL Group Employee Pension Plan and SERP were amended to a cash balance style plan effective April 1, 1997. Employees who were SERP participants on that date were not affected by the change, however. The following table shows the estimated annual benefits to employees not affected by the change, which includes two of the executive officers named in the Summary Compensation Table, Messrs. Evanson and Coyle. Benefits are calculated on a straight-line annuity basis, payable assuming retirement in 2002 at age 65 after the indicated years of service.

Pension Plan Table
	Eligible Average Annual Compensation (a)		Years of Service

			10	20	30	40	50

	$300,000		$58,470	$116,927	$145,397	$153,721	$156,109
	400,000		78,470	156,927	195,397	206,221	208,609
	500,000		98,470	196,927	245,397	258,721	261,109
	600,000		118,470	236,927	295,397	311,221	313,609
	700,000		138,470	276,927	345,397	363,721	366,109
	800,000		158,470	316,927	395,397	416,221	418,609
	900,000		178,470	356,927	445,397	468,721	471,109
	1,000,000		198,470	396,927	495,397	521,221	523,609
	1,100,000		218,470	436,927	545,397	573,721	576,109
	1,200,000		238,470	476,927	595,397	626,221	628,609
	1,300,000		258,470	516,927	645,397	678,721	681,109
	1,400,000		278,470	556,927	695,397	731,221	733,609
	1,500,000		298,470	596,927	745,397	783,721	786,109
	1,600,000		318,470	636,927	795,397	836,221	838,609
	1,700,000		338,470	676,927	845,397	888,721	891,109
_____________________
(a)

The maximum eligible average annual compensation shown in the table is based on 120% of the 2002 pensionable earnings (which includes annual salary and bonus as shown on the Summary Compensation Table) for the highest compensated named officer covered by the non-contributory defined benefit pension plan and SERP and not affected by the change to a cash balance style plan, which is Mr. Evanson.

The compensation covered by the plans includes the 2002 annual salaries and bonus of Messrs. Evanson and Coyle, but no other amounts shown in the Summary Compensation Table. Estimated credited years of service for Mr. Evanson is 10 years, and for Mr. Coyle is 13 years. Amounts shown in the pension plan table reflect deductions to partially cover employer contributions to social security. A supplemental retirement plan for Mr. Coyle provides for benefits based on two times his credited years of service. A supplemental retirement plan for Mr. Evanson provides for benefits based on two times his credited years of service up to age 65 and one times his credited years of service thereafter.

Under the cash balance benefit formula, credits are accumulated in an employee's account and are determined as a percentage of the employee's monthly covered earnings in accordance with the following formula:

		Years of Service			Percent of Compensation

		0-5			4.5%
		5 or more			6.0%

In addition, the employee's account is credited quarterly with interest at an annual rate that is based upon the yield on one-year Treasury Constant Maturities. A higher rate can be provided in the Company's discretion and was so provided in 2002. Benefits under the cash balance benefit formula are not reduced for employer contributions to social security or other offset amounts.

Messrs. Hay, Dewhurst and Robo are the named executive officers covered by the cash balance style plan. Benefits under the plan are based upon annual salary and awards under the annual incentive plan (which is included in the "Bonus" column of the Summary Compensation Table). The estimated age 65 annual retirement benefit payable under that plan, based upon total covered compensation from FPL Group and subsidiaries, which was included in their 2002 taxable income (expressed as a joint and 50% survivor benefit) is $349,190 for Mr. Hay, $134,455 for Mr. Dewhurst, and $159,335 for Mr. Robo. This estimate assumes their 2002 pensionable earnings increase annually (salary by 3.5% per year, and annual incentive awards equal to 112% of salary for Mr. Hay and 87% of salary for Messrs. Dewhurst and Robo) until age 65 (year 2020 for Messrs. Hay and Dewhurst, and 2027 for Mr. Robo) and a cash balance interest crediting rate of 5.0%. The estimated age 65 cash balance account was converted to an annuity based on a 5.08% discount rate and 1994 GAR unisex mortality.

A supplemental retirement plan for Mr. Hay provides a benefit equal to 65% of Mr. Hay's highest average annual compensation (annual salary plus annual incentive award) for the three consecutive calendar year periods out of the four consecutive calendar year period ending with the calendar year in which he retires (final average pay), reduced by the then annual amount of a joint and 50% survivor benefit (which is the actuarial equivalent of the benefits to which he is entitled under the non-contributory defined benefit pension plan and the SERP). If Mr. Hay terminates his employment prior to age 65, the benefit will be reduced on a pro rata basis if he fails to complete at least fifteen years of service with FPL Group or its subsidiaries, and it will be further reduced on an actuarial basis as a result of its early distribution. The plan provides a minimum annual joint and 50% survivor benefit (50% of final average pay) payable to Mr. Hay and his surviving spouse upon his termination of employment with FPL Group and its subsidiaries on his normal retirement age (age 65), reduced on an actuarial basis if he terminates before that age. Under the supplemental plan, Mr. Hay's estimated age 65 annual retirement benefit (expressed as a joint and 50% survivor benefit, and calculated based on the same covered compensation and the same assumed increases in pensionable earnings as described in the preceding paragraph) would be increased, over the estimate described above for the cash balance style plan and SERP benefits, by approximately $1,703,944.

The Company sponsors a split-dollar life insurance plan for certain of its officers, including the executive officers named in the Summary Compensation Table except Mr. Dewhurst. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Company. If the officer dies prior to retirement (defined to include age plus years of service), the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement, but before termination of his split-dollar agreement, the officer's beneficiaries receive a percentage of the officer's final annual salary (50% in the case of the named executive officers who participate in the plan). Upon termination of the agreement after 10 years, at age 65 or termination of employment which qualifies as retirement, whichever is later, the life insurance policies will be assigned to the officer or his beneficiary. Each officer is taxable on the insurance carrier's one-year term rate for his life insurance coverage.

Employment Agreements

2000 Agreements - On December 15, 2000, when the Company's shareholders approved a proposed merger with Entergy, previously-existing employment agreements between the Company and certain officers, including Messrs. Hay, Evanson and Coyle, became effective (the 2000 Agreements). The 2000 Agreements provide that the officer shall be employed by the Company or its affiliates for a period of four years in a position at least commensurate with his position with the Company and/or its affiliates in December 2000. During the employment period, the officer shall be paid an annual base salary at least equal to his annual base salary for 2000, with annual increases consistent with those awarded to other peer officers of the Company, but not less than the increases in the consumer price index; shall be paid an annual bonus at least equal to the highest bonus paid to him for any of the three years immediately preceding 2000; be given the opportunity to earn long-term incentive compensation at least as favorable as such opportunities given to other peer officers of the Company during 2000 or thereafter; and shall be entitled to participate in employee benefit plans providing benefits at least as favorable as those provided to other peer officers of the Company during 2000 or thereafter.

In the event that during the employment period the officer's employment is terminated by the Company (except for death, disability, or cause) or if the officer terminates his employment for good reason, as defined in the 2000 Agreement, the officer is entitled to severance benefits in the form of a lump-sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the bonus for the year 2000. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits and a full gross-up in respect of any excise tax incurred as a result of the benefits received pursuant to the 2000 Agreement.

Amendments to 2000 Agreements - In February 2002, each of Messrs. Hay, Evanson, and Coyle agreed to amend his 2000 Agreement, and, at the same time, enter into a new executive retention employment agreement with the Company (the 2002 Agreements). The definition of good reason contained in each 2000 Agreement was amended to provide the Company with greater flexibility to assign different duties and responsibilities to the named executive officers without triggering the officer's rights to terminate employment and be entitled to severance and other benefits. In order to avoid duplication of benefits, each 2000 Agreement was also amended to provide that if a change of control, as defined in the named executive officer's 2002 Agreement, occurs prior to the expiration of the 2000 Agreement, the 2000 Agreement will terminate and the 2002 Agreement will become effective.

2002 Agreements - Each of the individuals named in the Summary Compensation Table is a party to a 2002 Agreement with the Company. In the case of Messrs. Hay, Evanson and Coyle, if a change of control does not occur prior to the expiration of his 2000 Agreement, his 2002 Agreement will not become effective until the expiration of his 2000 Agreement and the subsequent occurrence of a potential change of control or a change of control, each as defined in the 2002 Agreement.

Change of control is defined in the 2002 Agreements as (i) the acquisition by any individual, entity, or group of 20% or more of either the Company's common stock or the combined voting power of the Company other than directly from the Company or pursuant to a merger or other business combination which does not itself constitute a change of control, (ii) the incumbent directors of the Company ceasing, for any reason, to constitute a majority of the board of directors, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or appointed (excluding those elected as a result of an election contest), (iii) approval by shareholders or, if specified by the board of directors in the exercise of its discretion, consummation of a merger, sale of assets or other business combination as a result of which (x) the voting securities of the Company outstanding immediately prior to the transaction do not immediately following the transaction represent more than 60% of the common stock and the voting power of all voting securities of the resulting ultimate parent entity or (y) members of the board of directors of the Company constitute less than a majority of the members of the board of directors of the resulting ultimate parent entity, or there is no assurance that they, or their nominees, will constitute at least a majority of that board of directors for at least two years, or (iv) the shareholders approve the liquidation or dissolution of the Company. A potential change of control is defined as (i) announcement of an intention to take or consider taking actions which, if consummated or approved by shareholders, would constitute a change of control, or (ii) the acquisition by any individual, entity, or group of 15% or more of either the Common Stock or the combined voting power of the Company other than directly from the Company or pursuant to a merger or other business combination which does not itself constitute a change of control.

Once effective, each named executive officer's 2002 Agreement provides that he shall be employed by the Company for a period of three years in a position at least commensurate with his position with the Company in the ninety day period immediately preceding the effective date of the 2002 Agreement. During this three year employment period, each named executive officer shall be (i) paid an annual base salary at least equal to his annual base as in effect on the effective date, with annual increases consistent with those awarded to other peer officers of the Company, but not less than the increases in the consumer price index; (ii) paid an annual bonus (expressed as a percentage of his annual base salary) consistent with those of peer executives at the Company, but at least equal to the higher of (x) his targeted annual bonus for the then current fiscal year divided by his then current annual base salary or (y) the average percentage of his annual base salary (as in effect for the applicable years) that was paid or payable as an annual bonus for each of the three fiscal years preceding the fiscal year in which the effective date occurs (or, if higher, for each of the three fiscal years immediately preceding the fiscal year in which a change of control occurs, if a change of control occurs after the effective date); (iii) given the opportunity to earn long-term incentive compensation no less favorable than such opportunities given to him at any time during the 90 days preceding the effective date or, if more favorable, those provided at any time after the effective date to peer officers of the Company (but without duplication of awards granted in connection with the shareholder approval of the proposed merger with Entergy); and (iv) entitled to participate in savings, retirement and other employee benefit plans providing benefits no less favorable than those provided to him at any time during the 90 days preceding the effective date or, if more favorable, those provided at any time after the effective date to peer officers of the Company.

In the event of a change of control, each 2002 Agreement provides that (i) 50% of a named executive officer's outstanding performance stock-based awards (performance share awards and shareholder value awards) shall be vested and earned at an achievement level equal to the higher of (x) the targeted level of performance of each such award or (y) the average level (expressed as a percentage of target) of achievement in respect of similar awards maturing over the three fiscal years immediately prior to the year in which the change of control occurred; (ii) all other outstanding stock-based awards granted to the named executive officer shall be fully vested and earned; (iii) all options and other exercisable rights granted to the named executive officer shall become exercisable and vested; and (iv) the restrictions, deferral limitations and forfeiture conditions applicable to all outstanding awards granted to the named executive officer shall lapse and such awards shall be deemed fully vested. However, no awards which were granted in connection with the shareholder approval of the proposed merger with Entergy shall become vested, earned or exercisable under the 2002 Agreements as a result of a change of control.

A named executive officer will receive the remaining 50% of the outstanding performance stock-based awards (calculated in the same manner as described above) on the first anniversary of the change of control if he has remained employed by the Company or an affiliate through such date or upon an earlier termination of employment by the Company (except for death, disability or cause) or by the named executive officer for good reason (defined in the same manner as in the amended 2000 Agreement). Upon such a termination of employment following a change of control and during the employment period, the named executive officer is entitled to, among other things, a lump sum severance payment equal to three times the sum of his annual base salary plus his annual bonus; a payment in respect of three years of foregone supplemental retirement benefits; continued coverage under all employee benefit plans, and certain other benefits and perquisites, for three years; and a full gross-up in respect of any excise tax incurred as a result of the benefits received pursuant to the 2002 Agreement. Such amounts and benefits would also be provided if such a termination of a named executive officer occurs following a potential change of control and prior to an actual change of control, and during the employment period, except that 100% of the outstanding performance stock-based awards (calculated as described above) would be vested and earned, excluding any such awards granted in connection with the shareholder approval of the proposed merger with Entergy. In addition, each named executive officer will also receive a pro rata portion (based upon deemed employment until the end of the three year employment period) of each long-term incentive compensation award granted to him on or after the date of the change of control; provided that he will not be eligible to receive any payment with respect to any non-vested portion of an award which was granted in connection with the shareholder approval of the proposed merger with Entergy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrants)

Date: April 3, 2003

K. MICHAEL DAVIS

K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)